Exhibit 99.2

FOR THE SPECIAL MEETING OF PUBLIC WARRANTHOLDERS OF

ROI ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph De Perio and Daniel Strauss (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote (the “Warrants”) at the Special Meeting of Warrantholders of ROI Acquisition Corp., (the “Company”) to be held on May 21, 2013 at 10:30 a.m. Eastern Time, and at any adjournments and/or postponements thereof. Such Warrants shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

ROI ACQUISITION CORP. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.	Please mark votes as indicated in this example	☒

(1) The Warrant Amendment Proposal — to consider and vote upon an amendment to the warrant agreement that governs all of the ROI warrants to (i) reduce by 50% the number of shares of common stock for which the warrants are exercisable (so that each warrant is exercisable for one-half share), with the warrant price being reduced proportionately to $6.00 per half share, (ii) provide that each warrant will be entitled to receive a cash distribution of $0.50 per warrant as soon as reasonably practicable following the closing of the Business Combination, (iii) provide for cashless exercise of the public warrants under certain circumstances and (iv) remove a provision which provides for a reduction of the warrant exercise price upon the occurrence of certain transactions following the Business Combination in which the consideration to be received by ROI’s stockholders includes equity securities which are not listed for trading on a national securities exchange or on the OTC Bulletin Board, or are not to be so listed for trading immediately following such event.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) The Warrantholder Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting of public warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting of public warrantholders, there are not sufficient votes to approve the Warrant Amendment Proposal (the “Warrantholder Adjournment Proposal”); and

	FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) to consider and transact such other procedural matters as may properly come before the special meeting of public warrantholders or any adjournment or postponement thereof.

A vote to abstain will have the same effect as a vote AGAINST proposals 1 and 2. The warrants represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned warrantholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1 and 2. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

Date: , 2013

Signature

Signature (if held jointly)

When warrants are held by joint tennants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲